Exhibit 3.59

ARTICLES OF INCORPORATION

OF

MO-RO-KO, INC.

The undersigned persons, hereby associate and incorporate for the transaction of lawful business and the undersigned acting as corporations of a corporation under the Arizona Business Corporation Act, do hereby adopt the following Articles of Incorporation, for such corporation.

ARTICLE I: The name of the corporation is MO-RO-KO, Inc.

ARTICLE II: The duration of the corporation is perpetual.

ARTICLE III: The principal place of business shall be 4755 E. 22nd Street, Tucson, Arizona 85711, or such other places as may be designated from time to time by the corporation.

ARTICLE IV: The purpose for which the corporation is organized is for the transaction of any and all lawful business for which the corporation may be incorporated under the laws of the State of Arizona, as they may be amended from time to time, and to engage in any activity within the purpose for which the corporation may be organized under the Arizona Business Corporation Act or the purpose for which the corporation is organized is to engage in any activity within the purpose for which the corporation may be organized under the Arizona Business Corporation Act.

ARTICLE V: The corporation initially intends to in general, to manage, operate and carry on any other businesses in connection with the foregoing powers, and to have and exercise all the powers conferred on corporations formed under the laws of the State of Arizona, or any amendments thereto.

To acquire all or any part of the good will, rights, franchises, property and business of any person, firm, association or corporation engaged in any businesses similar to the business of this corporation, and to pay for it in cash or in stock or obligations of the corporation, or otherwise, and to hold, utilize, enjoy, and in any manner dispose of the whole or any part of the rights and properties so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation, and to conduct in a lawful manner the whole or any part of the business thus acquired.

ARTICLE VI: The authorized capital stock of the corporation shall be 100,000,000 shares of common stock at a par value of One Dollar ($1.00) per share.

ARTICLE VII: The number of Directors constituting the initial Board of Directors is six (6), and the name and address of the persons who are to serve as directors and officers until the first annual meeting of shareholders, or until their successors are elected and qualified are:

William C. Kordsiemon

President

4755 E. 22nd Street

Tucson, Arizona 85711

Margaret M. Kordsiemon

Director

4755 E. 22nd Street

Tucson, Arizona 85711

John M. Montano

Vice President

5401 N. Maria Drive

Tucson, Arizona 85704

Garcielo A. Montano

Director

5401 N. Maria Drive

Tucson, Arizona 85704

James F. Ronstadt

Sec./Treas.

1612 E. Calle Del Cielo

Tucson, Arizona 85718

Christina M. Ronstadt

Director

1612 E. Calle Del Cielo

Tucson, Arizona 85718

ARTICLE VIII: The shareholders shall be entitled to pre-emptive rights, and the power to sell the shares of the corporation shall be subject to the Buy and Sell Agreement between the parties, which will be signed at the First Annual Meeting of the Shareholders.

ARTICLE IX: The initial statutory agent of the corporation is RICHARD E. FAY of the law firm of FAY & WEBB, 3550 N. Central, Suite 1701, Phoenix, Maricopa County, Arizona 85012.

ARTICLE X: The name and address of the incorporators is as listed above.

ARTICLE XI: The corporation shall be dissolved upon the affirmative vote of fifty (50%) percent of the outstanding voting shares.

IN WITNESS WHEREOF, these Articles of Incorporation have been signed in triplicate on this              day of                         , 1988.

William C. Kordsiemon

4755 E. 22nd Street

Tucson, Arizona 85711

Director and Initial Incorporator

Margaret M. Kordsiemon

4755 E. 22nd Street

Tucson, Arizona 85711

Director and Initial Incorporator

John M. Montano

5401 N. Maria Drive

Tucson, Arizona 85704

Director and Initial Incorporator

Garcielo A. Montano

5401 N. Maria Drive

Tucson, Arizona 85704

Director and Initial Incorporator

James F. Ronstadt

1612 E. Calle Del Cielo

Tucson, Arizona 85718

Director and Initial Incorporator

Christina M. Ronstadt

1612 E. Calle Del Cielo

Tucson, Arizona 85718

Director and Initial Incorporator

STATE OF ARIZONA

ARTICLE OF RESTATEMENT

OF

MO-RO-KO, INC.

Pursuant to Section 10-1007 of the Arizona Revised Statutes, the undersigned corporation hereby certifies as follows:

1. The name of the corporation is “MO-RO-KO, Inc.”

2. The corporation has restated its Articles of Incorporation. The Restated Articles of Incorporation of the corporation are attached hereto as Exhibit A and incorporated herein by reference.

DATED: March 14, 1996.

MO-RO-KO, INC., an Arizona corporation

By:
President

EXHIBIT A

RESTATED ARTICLES OF INCORPORATION

OF

MO-RO-KO, INC.

FIRST: The name of the corporation is MO-RO-KO, Inc.

SECOND: The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 common shares, all of which shares shall be of a single class and shall have a $1.00 par value.

THIRD: The character of business which the corporation initially intends actually to conduct in the State of Arizona is emergency and non-emergency services.

FOURTH: The names and then applicable addresses of the initial directors were: William C. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; Margaret M. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; John M. Montano, 5401 North Maria Drive; Tucson, Arizona 85704; Garcielo A. Montano, 5401 North Maria Drive, Tucson, Arizona 85704; James F. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718; and Christina M. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718.

FIFTH: The name and then applicable address of the initial statutory agent were: Richard E. Fay, Fay & Webb, 3550 N. Central, Suite 1701, Phoenix, Arizona 95012.

SIXTH: The street address of the known place of business of the corporation is 4755 East 22nd Street, Tucson, Arizona 85711.

SEVENTH: The names and then applicable addresses of the incorporators were: William C. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; Margaret M. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; John M. Montano, 5401 North Maria Drive; Tucson, Arizona 85704; Garcielo A. Montano, 5401 North Maria Drive, Tucson,

Arizona 85704; James F. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718; and Christina M. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718.

EIGHTH To the full extent now or hereafter permitted by law, the personal liability of a director to the corporation or its shareholders for damages, monetary or otherwise, for breach of any duty, including fiduciary duty, is hereby eliminated.

NINTH: To the full extent now or hereafter permitted by law, the corporation shall indemnify its directors and officers.

MO-RO-RO, INC., an Arizona corporation

By:
President

RESTATED ARTICLES OF INCORPORATION

OF

MO-RO-KO, INC.

FIRST: The name of the corporation is MO-RO-KO, Inc.

SECOND: The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 common shares, all of which shares shall be of a single class and shall have a $1.00 par value.

THIRD: The character of business which the corporation initially intends actually to conduct in the State of Arizona is emergency and non-emergency services.

FOURTH: The names and then applicable addresses of the initial directors were: William C. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; Margaret M. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; John M. Montano, 5401 North Maria Drive; Tucson, Arizona 85704; Garcielo A. Montano, 5401 North Maria Drive, Tucson, Arizona 85704; James F. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718; and Christina M. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718.

FIFTH: The name and then applicable address of the initial statutory agent were: Richard E. Fay, Fay & Webb, 3550 N. Central, Suite 1701, Phoenix, Arizona 85012.

SIXTH: The street address of the known place of business of the corporation is 4755 East 22nd Street, Tucson, Arizona 85711.

SEVENTH: The names and then applicable addresses of the incorporators were: William C. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; Margaret M. Kordsiemon, 4755 East 22nd Street, Tucson, Arizona 85711; John M. Montano, 5401 North Maria Drive; Tucson, Arizona 85704; Garcielo A. Montano, 5401 North Maria Drive, Tucson,

Arizona 85704; James F. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718; and Christina M. Ronstadt, 1612 East Calle Del Cielo, Tucson, Arizona 85718.

EIGHTH: To the full extent now or hereafter permitted by law, the personal liability of a director to the corporation or its shareholders for damages, monetary or otherwise, for breach of any duty, including fiduciary duty, is hereby eliminated.

NINTH: To the full extent now or hereafter permitted by law, the corporation shall indemnify its directors and officers.

MO-RO-KO, INC., an Arizona corporation

By:
President

STATE OF ARIZONA

CERTIFICATE ACCOMPANYING

ARTICLES OF RESTATEMENT

OF

MO-RO-KO, INC.

Pursuant to Section 10-1007(1) and (2) of the Arizona Revised Statutes, the undersigned corporation hereby certifies as follows:

1. The Restated. Articles of Incorporation of MO-RO-KO, Inc., an Arizona corporation, attached to the Articles of Restatement of even date herewith (the “Restated Articles”) contain amendments to the corporation’s Articles of Incorporation which require shareholder approval.

2. The text of the amendments is set forth in the Restated Articles (which are incorporated herein by reference) and is summarized as follows:

a. Clarifying the character of the corporation’s initial business (Article THIRD).

b. Clarifying the corporation’s known place of business (Article SIXTH).

c. Adding a provision (Article EIGHTH) regarding elimination of personal liability of a director.

d. Adding a provision (Article NINTH) regarding indemnification.

3. The Restated Articles were recommended by the corporation’s Board of Directors on March 14, 1996, and adopted by the corporation’s shareholders on March 14, 1996.

4. The number of shares of the corporation outstanding at the time of such adoption and entitled to vote thereon was 24,258 shares of common stock. The common stock is of a single class. The number of votes of the common stock holders indisputably represented in the vote was 24,258.

5. The number of shares voting for the amendment was 24,258, and the number of shares voting against the amendment wan -0-. The number of votes cast by the holders of common stock was sufficient for approval by that sole voting group.

DATED: March 14, 1996.

MO-RO-KO, INC., an Arizona corporation

By:
President